Revised supplemental schedules of FCX’s press release dated January 24, 2019, titled “Freeport-McMoRan Reports Fourth-Quarter and Year Ended 2018 Results.”

Page
IV	Consolidated Statements of Income (Unaudited)

V	Consolidated Balance Sheets (Unaudited)

VI	Consolidated Statements of Cash Flows (Unaudited)

VII	Adjusted Net Income

VIII	Income Taxes

As Revised February 7, 2019

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2018		2017[a]		2018		2017[a]
	(In Millions, Except Per Share Amounts)
Revenues[b]	$3,684		$5,041		$18,628		$16,403
Cost of sales:
Production and delivery	2,899	[c,d]	2,804	[c,d]	11,691	[c,d]	10,266	[c,d]
Depreciation, depletion and amortization	403	[d]	457		1,754	[d]	1,714
Total cost of sales	3,302		3,261		13,445		11,980
Selling, general and administrative expenses	102	[d]	115		443	[d]	477	[d]
Mining exploration and research expenses	33		33		105		93
Environmental obligations and shutdown costs	13		168	[e]	89		244	[e]
Net gain on sales of assets	(82)		(15)		(208)		(81)
Total costs and expenses	3,368		3,562		13,874		12,713
Operating income	316		1,479		4,754		3,690
Interest expense, net[f]	(509)	[c,d]	(168)	[c]	(945)	[c,d]	(801)	[c]
Net (loss) gain on early extinguishment of debt	(1)		13		7		21
Other income (expense), net	13	[c,d]	1		76	[c,d,g]	(8)
(Loss) income from continuing operations before income taxes and equity in affiliated companies' net earnings	(181)		1,325		3,892		2,902
Benefit from (provision for) income taxes[h]	552		(136)		(991)		(883)
Equity in affiliated companies' net earnings	3		4		8		10
Net income from continuing operations	374		1,193		2,909		2,029
Net income (loss) from discontinued operations[i]	4		16		(15)		66
Net income	378		1,209		2,894		2,095
Net loss (income) attributable to noncontrolling interests:
Continuing operations	107		(168)		(292)		(274)
Discontinued operations	—		—		—		(4)
Net income attributable to FCX common stock[j]	$485		$1,041		$2,602		$1,817

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.33		$0.70		$1.79		$1.21
Discontinued operations	—		0.01		(0.01)		0.04
	$0.33		$0.71		$1.78		$1.25

Weighted-average common shares outstanding:
Basic	1,450		1,448		1,449		1,447
Diluted	1,457		1,455		1,458		1,454

Dividends declared per share of common stock	$0.05		$—		$0.20		$—

a.
The adoption of accounting guidance related to the presentation of retirement benefits resulted in the reclassification of the non-service components of net periodic benefit cost to other income (expense), net.

b.
Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," on page IX.

c.	Includes net charges associated with disputed Cerro Verde royalties for prior years, which are summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

d.	Includes PT-FI and other net charges, which are summarized in the supplemental schedules, "Adjusted Net Income," on page VII.

e.	Primarily reflects adjustments to environmental obligations resulting from revised cost estimates.

f.
Consolidated interest costs (before capitalization and excluding interest expense associated with disputed Cerro Verde royalties) totaled $170 million in fourth-quarter 2018, $194 million in fourth-quarter 2017, $671 million for the year 2018 and $777 million for the year 2017. Interest expense associated with disputed Cerro Verde royalties totaled $363 million in fourth-quarter 2018, $4 million in fourth-quarter 2017, $370 million or the year 2018 and $145 million for the year 2017.

g.
Includes $30 million of interest received on tax refunds, mostly associated with the refund of PT-FI's prior years' tax receivables. Refer to the supplemental schedule, "Adjusted Net Income," on page VII.

h.	For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.

i.
Primarily reflects adjustments to the estimated fair value of contingent consideration related to the 2016 sale of FCX’s interest in TF Holdings Limited, which will continue to be adjusted through December 31, 2019.

j.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page IX for a summary of net impacts from changes in these deferrals.

IV

As Revised February 7, 2019

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2018		2017
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,217		$4,526
Trade accounts receivable	829		1,322
Income and other tax receivables	493		343
Inventories:
Materials and supplies, net	1,528		1,323
Mill and leach stockpiles	1,453		1,422
Product	1,778		1,404
Other current assets	422		286
Total current assets	10,720		10,626
Property, plant, equipment and mine development costs, net	28,010	[a]	22,994
Long-term mill and leach stockpiles	1,314		1,409
Other assets	2,172		2,273
Total assets	$42,216		$37,302

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,625		$2,497
Accrued income taxes	199		583
Current portion of environmental and asset retirement obligations	449		420
Dividends payable	73		—
Current portion of debt	17		1,414
Total current liabilities	3,363		4,914
Long-term debt, less current portion	11,124		11,815
Deferred income taxes	3,998	[a]	3,663
Environmental and asset retirement obligations, less current portion	3,609		3,602
Other liabilities	2,230		2,012
Total liabilities	24,324		26,006

Equity:
Stockholders' equity:
Common stock	158		158
Capital in excess of par value	26,013		26,751
Accumulated deficit	(12,041)		(14,722)
Accumulated other comprehensive loss	(605)		(487)
Common stock held in treasury	(3,727)		(3,723)
Total stockholders' equity	9,798		7,977
Noncontrolling interests	8,094	[a]	3,319
Total equity	17,892		11,296
Total liabilities and equity	$42,216		$37,302

a.
Includes additions of $4.6 billion in property, plant, equipment and mine development costs, $0.8 billion in deferred income taxes and $4.8 billion in noncontrolling interests associated with the PT-FI transaction.

V

As Revised February 7, 2019

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2018	2017
	(In Millions)
Cash flow from operating activities:
Net income	$2,894	$2,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,754	1,714
U.S. tax reform benefit	(123)	(393)
Net gain on sales of assets	(208)	(81)
Stock-based compensation	76	71
Net charges for Cerro Verde royalty dispute	371	355
Payments for Cerro Verde royalty dispute	(56)	(53)
Net charges for environmental and asset retirement obligations, including accretion	262	383
Payments for environmental and asset retirement obligations	(239)	(131)
Net charges for defined pension and postretirement plans	81	120
Pension plan contributions	(75)	(174)
Net gain on early extinguishment of debt	(7)	(21)
Deferred income taxes	(438)	76
Loss (gain) on disposal of discontinued operations	15	(57)
Decrease in long-term mill and leach stockpiles	94	224
Other, net	16	(35)
Changes in working capital and other tax payments:
Accounts receivable	649	427
Inventories	(631)	(393)
Other current assets	(28)	(28)
Accounts payable and accrued liabilities	(106)	110
Accrued income taxes and timing of other tax payments	(438)	457
Net cash provided by operating activities	3,863	4,666

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(601)	(167)
South America	(237)	(115)
Indonesia	(1,001)	(875)
Molybdenum mines	(9)	(5)
Other	(123)	(248)
Acquisition of PT Rio Tinto Indonesia	(3,500)	—
Proceeds from sales of:
PT Indonesia Papua Metal dan Mineral	457	—
Other assets	93	72
Intangible water rights and other, net	(97)	17
Net cash used in investing activities	(5,018)	(1,321)

Cash flow from financing activities:
Proceeds from debt	632	955
Repayments of debt	(2,717)	(3,812)
Proceeds from sale of PT-FI shares	3,500	—
Cash dividends paid:
Common stock	(218)	(2)
Noncontrolling interests	(278)	(174)
Other, net	(19)	(22)
Net cash provided by (used in) financing activities	900	(3,055)

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(255)	290
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,710	4,420
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period[a]	$4,455	$4,710

a.	Includes restricted cash and restricted cash equivalents of $238 million at December 31, 2018, and $184 million at December 31, 2017.

VI

As Revised February 7, 2019

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME
Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended December 31,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$485	$0.33	N/A		$1,041	$0.71

Cerro Verde royalty dispute[b]	$(399)		$(195)	$(0.13)	$9		$2	$—
PT-FI net charges	(192)	[c]	(94)	(0.07)	—		—	—
Other net charges	(65)	[d]	(36)	(0.02)	(25)	[e]	(15)	(0.01)
Net adjustments to environmental obligations and related litigation reserves	(5)		(5)	—	(157)		(157)	(0.11)
Net gain on sales of assets	82	[f]	82	0.05	15		15	0.01
Net gain on early extinguishment of debt	(1)		(1)	—	13		13	0.01
Net tax credits[g]	N/A		569	0.39	N/A		417	0.29
Gain on discontinued operations	4		4	—	16		16	0.01
	$(576)		$324	$0.22	$(129)		$291	$0.20

Adjusted net income attributable to common stock	N/A		$161	$0.11	N/A		$750	$0.51

	Years Ended December 31,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$2,602	$1.78	N/A		$1,817	$1.25

Cerro Verde royalty dispute[b]	$(406)		$(195)	$(0.13)	$(348)		$(186)	$(0.13)
Cerro Verde labor agreement	(69)		(22)	(0.02)	—		—	—
PT-FI net charges	(180)	[c]	(88)	(0.06)	—		—	—
Other net charges	(50)	[d]	(30)	(0.02)	(33)	[e]	(27)	(0.02)
PT-FI charges for workforce reductions	—		—	—	(125)	[h]	(66)	(0.04)
Net adjustments to environmental obligations and related litigation reserves	(57)		(57)	(0.04)	(210)		(210)	(0.14)
Net gain on sales of assets	208	[f]	208	0.14	81		81	0.06
Net gain on early extinguishment of debt	7		7	—	21		21	0.01
Interest on tax refunds	30		19	0.01	—		—	—
Net tax credits[g]	N/A		574	0.39	N/A		438	0.30
(Loss) gain on discontinued operations	(15)		(15)	(0.01)	70		62	0.04
	$(532)		$401	$0.26	$(544)		$113	$0.08

Adjusted net income attributable to common stock	N/A		$2,201	$1.52	N/A		$1,704	$1.17

a.	Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.
Reflects net (charges) adjustments associated with disputed royalties at Cerro Verde for prior years. Net charges for the 2018 periods primarily reflect penalties and interest for the years 2009 through 2013 and consist of charges to production and delivery costs ($14 million), interest expense ($363 million in fourth-quarter 2018 and $370 million for the year 2018) and other expense ($22 million), net of income tax benefits ($28 million in fourth-quarter 2018 and $35 million for the year 2018) and noncontrolling interests ($176 million). Net charges for the year 2017 primarily reflect disputed royalties and related matters for prior years and consists of charges to production and delivery ($203 million), interest expense ($145 million) and income taxes ($7 million), net of noncontrolling interests ($169 million).

c.
Reflects charges in production and delivery of $69 million for surface water tax disputes with the local regional tax authority in Papua, Indonesia, $32 million for assessments of prior period permit fees with Indonesia's Ministry of Environment and Forestry, $72 million for disputed payroll withholding taxes for prior years and other tax settlements, and $62 million to write-off certain previously capitalized project costs for the new Indonesian smelter. These charges were partly offset by inventory adjustments ($43 million in fourth-quarter 2018 and $55 million for the year 2018).

d.
Includes prior period depreciation expense at Freeport Cobalt that was suspended while it was classified as held for sale ($48 million in fourth-quarter 2018 and $31 million for the year 2018), and other net charges to production and delivery ($6 million in fourth-quarter 2018 and $8 million for the year 2018), selling, general and administrative expense ($4 million), interest expense ($4 million) and other expense ($3 million).

e.
Primarily includes net charges in production and delivery costs ($16 million in fourth-quarter 2017 and $7 million for the year 2017) and interest expense ($8 million). The year 2017 also includes net charges of $17 million in selling, general and administrative expense.

f.
Reflects gains on sales of assets and adjustments to assets no longer classified as held for sale. Also includes fair value adjustments of $(45) million in fourth-quarter 2018 and $31 million for the year 2018 associated with potential contingent consideration related to the 2016 sale of onshore California oil and gas properties. FCX has realized $50 million in contingent consideration for 2018, which is expected to be received in 2019, and would receive additional contingent consideration related to this transaction consisting of $50 million per year for 2019 and 2020 if the price of Brent crude oil averages over $70 per barrel in each of these calendar years.

g.	Refer to "Income Taxes" on page VIII, for further discussion of net tax credits.

h.	Includes charges of $5 million in selling, general and administrative expenses.

VII

As Revised February 7, 2019

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the fourth quarters and years 2018 and 2017 (in millions, except percentages):

	Three Months Ended December 31,
	2018				2017
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$13	208%	$(27)	[b,c]	$(25)	148%	$37	[b]
South America	133	56%	(74)		350	41%	(143)
Indonesia	45	67%	(30)	[d]	998	43%	(434)
U.S. tax reform[e]	—	N/A	123		—	N/A	393
Cerro Verde royalty dispute[f]	(399)	N/A	28		9	N/A	(5)
Change in PT-FI tax rates[g]	—	N/A	504		—	N/A	—
Eliminations and other	27	N/A	(5)		(7)	N/A	13
Rate adjustment[h]	—	N/A	33		—	N/A	3
Continuing operations	$(181)	305%	$552		$1,325	10%	$(136)

	Years Ended December 31,
	2018					2017
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$352	7%		$(24)	[b,c]	$41	(156)%	$64	[b]
South America	706	43%		(303)		1,059	41%	(439)
Indonesia	3,027	42%		(1,284)	[d]	2,033	43%	(869)
U.S. tax reform[e]	—	N/A		123		—	N/A	393
Cerro Verde royalty dispute[f]	(406)	N/A		35		(348)	N/A	(7)
Change in PT-FI tax rates[g]	—	N/A		504		—	N/A	—
Eliminations and other	213	N/A		(42)		117	N/A	(25)
Continuing operations	$3,892	25%	[i]	$(991)		$2,902	30%	$(883)

a.	Represents income from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
Includes net tax credits for changes in valuation allowances totaling $9 million for the fourth quarter and year 2018 and $24 million for the fourth quarter and year 2017. The year 2018 also includes a tax credit of $5 million associated with the settlement of a state income tax examination. The year 2017 also includes net tax credits of $21 million associated with alternative minimum tax (AMT) credit carryforwards, which are not related to the AMT credits resulting from U.S. tax reform that are presented separately in the above tables and described in footnote e.

c.	Includes a tax charge of $29 million associated with adjustments to the calculation of transition tax resulting from recently released guidance by the U.S. Internal Revenue Service.

d.	Includes a tax credit of $20 million ($17 million net of noncontrolling interest) for adjustment to PT-FI's historical tax positions.

e.
The Tax Cuts and Jobs Act (the Act), which was enacted on December 22, 2017, included significant modifications to U.S. tax laws and created many new complex tax provisions. In December 2018, FCX completed its analysis of the Act and recognized benefits totaling $123 million ($119 million net of noncontrolling interest) for the fourth quarter and year 2018 associated with AMT credit refunds. For the fourth quarter and year 2017, FCX recognized net tax credits associated with the Act totaling $393 million, reflecting the reversal of valuation allowances associated with anticipated refunds of AMT credits over the next four years ($272 million) and a decrease in corporate income tax rates ($121 million).

f.
Reflects net tax credits (charges) for disputed royalties and other related mining taxes. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, for a summary of charges related to disputed royalties at Cerro Verde.

g.	Reflects a tax credit of $504 million ($453 million net of noncontrolling interest) resulting from the reduction in PT-FI's statutory tax rates in accordance with the IUPK.

h.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

i.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.75 per pound for copper, $1,300 per ounce for gold and $12.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2019 would approximate 46 percent (comprised of an estimated effective rate of 0% on U.S. income, 38% on Indonesia income and 40% on South America income). Because of FCX’s U.S. tax position, it does not record a financial statement impact for income or losses generated in the U.S.; therefore, the consolidated effective rate is generally higher than the international rates at lower copper prices and lower than international rates at higher prices.

VIII